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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

        Date of report (Date of earliest event reported): October 5, 2000


                       VERTEX PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                  Massachusetts
                            (State of incorporation)

        000-19319                                       04-3039129
  (Commission File No.)                       (IRS Employer Identification No.)

                               130 Waverly Street
                               Cambridge, MA 02139
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (617) 577-6000


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Item 5.   OTHER EVENTS

         CONVERSION OF 5% CONVERTIBLE SUBORDINATED NOTES DUE MARCH 2007

      On September 15, 2000, Vertex Pharmaceuticals Incorporated announced the call of its $175 million aggregate principal amount of 5% Convertible Subordinated Notes Due March 2007 (the "Notes") for redemption on October 5, 2000. In lieu of redemption, holders were able to convert their Notes into Vertex common stock at any time on or prior to October 4, 2000. The Notes were convertible into common stock at a price of $40.32 per share, which is equivalent to approximately 24.8 shares of common stock per $1,000 principal amount of Notes. All of the Notes were converted in lieu of redemption. As a result, Vertex issued approximately 4.3 million shares of common stock, increasing the Company's total shares outstanding to approximately 58.6 million. In addition, Vertex made a "make-whole" payment of $82.14 per $1,000 principal amount of Notes, which resulted in a one-time charge to earnings of approximately $14.4 million.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            VERTEX PHARMACEUTICALS INCORPORATED



Dated: October 5, 2000                      By: /s/ Thomas G. Auchincloss, Jr.
                                            -----------------------------------
                                            Thomas G. Auchincloss, Jr.
                                            Vice President, Finance